Exhibit 32.2

CERTIFICATION OF

PRINCIPAL FINANCIAL OFFICER

OF PETROLOGISTICS LP

PURSUANT TO 18 U.S.C. SECTION 1350

Pursuant to 18 U.S.C. Section 1350 and in connection with the accompanying report on Form 10-Q for the quarter ended March 31, 2012, that is being filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned officer of PetroLogistics LP (the “Company”) hereby certifies that, to such officer’s knowledge:

1.                                      The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.                                      The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Sharon Spurlin
Sharon Spurlin
June 18, 2012	Principal Financial Officer